SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):      June 25, 2004

INTEGRATED BUSINESS SYSTEMS AND SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

South Carolina	0-24031	57-0910139

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1601 Shop Road, Suite E, Columbia, S.C.	29201

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:      (803) 736-5595

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5.      Other Events and Required FD Disclosure.

     On June 25, 2004 Integrated Business Systems and Services, Inc. (the “Company”) announced that it had terminated its existing equity line of credit with Dutchess Private Equities Fund, L.P. (“Dutchess”).

     The Company’s press release with respect to the termination of the equity line of credit with Dutchess is attached as Exhibit 99.1 to this report on Form 8-K.

Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits.

     (c) Exhibits.

Exhibit Number	Description

99.1	Press Release dated June 25, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED BUSINESS SYSTEMS AND SERVICES, INC.
(Registrant)

Date: June 25, 2004	By:	/s/ George E. Mendenhall

George E. Mendenhall
Chief Executive Officer